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

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1738


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $25,000,000                 ORIGINAL ISSUE DATE:                July 2, 1998


CUSIP NUMBER:           59018S L69                  STATED MATURITY DATE:               July 3, 2000


INTEREST CALCULATION:                               DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                      /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                      / / 30/360
(FIXED INTEREST RATE):                              / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                           / / COMMERCIAL PAPER RATE
/ / CMT RATE                                        / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                      / / CD RATE
/ / FEDERAL FUNDS RATE                              / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                  LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                   LIBOR REUTERS PAGE:


INDEX MATURITY:         Quarterly                   MINIMUM INTEREST RATE:              Not Applicable


SPREAD:                 0.050%                      MAXIMUM INTEREST RATE:              Not Applicable


INITIAL INTEREST RATE:  TBD                         SPREAD MULTIPLIER:                  Not Applicable


OPTIONAL "FLIP" COUPON: On July 2, 1999 ML & Co may exercise a one time right to convert in whole, but not in part, the entire principal amount of the Notes to regular Fixed Rate Notes at a rate of 6.25% per annum calculated on an 30/360 basis and payable semi-annually on the 2nd of January and
                        July with 30 days prior notice.


INTEREST RESET DATES:   Quarterly commencing July 2, 1998, through the Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 2nd of January, April, July and October, subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 25, 1998


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